Exhibit 4.1

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 24, 2004, is between REGAL CINEMAS CORPORATION, a Delaware corporation (“Borrower”), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Borrower, the Lenders party thereto, Administrative Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as sole lead arranger and sole book runner, have entered into the Fourth Amended and Restated Credit Agreement dated as of May 10, 2004 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004, the “Credit Agreement”);

WHEREAS, Borrower desires to provide for certain amendments to the Credit Agreement specified herein; and

WHEREAS, the Lenders and Administrative Agent have agreed to amend the Credit Agreement as provided herein upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                            Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

Section 2.                                            Amendment to Section 1.1.  The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Revolving Loans	Applicable Margin for Eurodollar Rate Term Loans

> 3.00:1.00	2.75%	2.00%

< 3.00:1.00 > 2.50:1.00	2.50%	1.75%

< 2.50:1.00 > 2.00:1.00	2.25%	1.75%

< 2.00:1.00	2.00%	1.75%

Section 3.                                            Conditions Precedent.  This Amendment shall become effective on the date upon which Administrative Agent shall have received: (i) this Amendment, executed by Borrower, (ii) executed Lender Consents, substantially in the form attached hereto as Annex I (“Lender Consents”), from each Lender having or holding Term Loan Exposure, (iii) the consent of the Guarantors to this Amendment in the form attached hereto as Annex II (the “Consent of Guarantors”), executed by each of the Guarantors, and (iv) payment of all reasonable expenses of Administrative Agent for which invoices have been presented (including the invoices of Skadden, Arps, Slate, Meagher & Flom LLP).

Section 4.                                            Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

(a)                                  all representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(b)                                 no Default or Event of Default has occurred and is continuing;

(c)                                  each of the Loan Parties has all corporate power and authority to enter into this Amendment and the Consent of Guarantors attached hereto, as applicable, and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and the Credit Agreement as amended hereby, as applicable;

(d)                                 the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties party thereto;

(e)                                  the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles; and

(f)                                    the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (i) any provision of the articles or certificate of incorporation or bylaws of any of the Loan Parties, (ii) any Requirement of Law, (iii) any order, judgment or decree of any court or other governmental agency binding on any of the Loan Parties, or (iv) any material indenture, agreement or instrument to which any of the Loan Parties is a party or by which it is bound, or require any consent or approval of any Person.

Section 5.                                            Reference to Agreement.  Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the

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Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 6.                                            Costs and Expenses.  Borrower shall pay on demand all reasonable costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 7.                                            Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.                                            Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.                                            Severability.  Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.                                      Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments under the same or similar or other circumstances in the future.  Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS CORPORATION

By:	/s/ AMY MILES
Name: Amy Miles
Title: EVP & CFO

Second Amendment Signature Page

(Regal Cinemas Corporation)

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent

By:	/s/ BILL O’DALY
Name: Bill O’Daly
Title: Director

By:	/s/ KARIM BLASETTI
Name: Karim Blasetti
Title: Associate

Second Amendment Signature Page

(Regal Cinemas Corporation)

Annex I

LENDER CONSENT

November       , 2004

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of May 10, 2004, among Regal Cinemas Corporation, the Lenders party thereto, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, sole lead arranger and sole book runner (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004, the “Credit Agreement”; the terms defined therein being used herein as therein defined).

The undersigned, as a Lender having or holding Term Loan Exposure, hereby consents to the Second Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) in the form delivered to the undersigned Lender on or prior to the date hereof.

Pursuant to Section 9.5 of the Credit Agreement, the undersigned Lender hereby consents to the execution by Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, of the Amendment.

(Name of Lender)

By:
Name:
Title:

Lender Consent to Second Amendment

(Regal Cinemas Corporation)

Annex II

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of the Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guaranty and Collateral Agreement and each other Loan Document executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 24th day of November, 2004.

REGAL CINEMAS, INC.
REGAL CINEMAS BONDS CORPORATION
R.C. COBB, INC.
COBB FINANCE CORP.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD., by A3 Theatres of Texas, Inc., its General Partner
GENERAL AMERICAN THEATRES, INC.
BROADWAY CINEMA, INC.
TEMT ALASKA, INC.
J.R. CINEMAS, INC.
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS GROUP, INC.
ACT III INNER LOOP THEATRES, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
CORPORATION
MORGAN EDWARDS THEATRE
UNITED CINEMA CORPORATION
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDERICK PLAZA CINEMAS, INC.
UNITED ARTISTS THEATRE GROUP, LLC
RCI/RMS, LLC
REGAL GALLERY PLACE, LLC

By:	/s/ AMY MILES
Name: Amy Miles
Title: EVP & CFO

Guarantor Consent to Second Amendment

(Regal Cinemas Corporation)

REGAL CINEMEDIA CORPORATION,

By:	/s/ DAVID J. GIESLER
Name: David J. Giesler
Title: CFO

Guarantor Consent to Second Amendment

(Regal Cinemas Corporation)